Exhibit 99.1

Immunome Antibody Cocktail (IMM-BCP-01) Neutralizes SARS-CoV-2 Lambda and Delta Plus Variants in Pre-clinical Testing

- IMM-BCP-01 already shown to neutralize all other Center for Disease Control (CDC) variants of concern in pre-clinical testing -

Exton, PA – September 7, 2021 – Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company that utilizes its human memory B cell platform to discover and develop first-in-class antibody therapeutics, announced today that its three-antibody cocktail (IMM-BCP-01) has demonstrated potent neutralizing activity against SARS-CoV-2 Lambda (C.37) and Delta AY.1/2 (Delta Plus) variants, in pre-clinical testing conducted by Immunome on lentiviral-based pseudovirus. IMM-BCP-01 consists of three antibodies that bind to non-overlapping regions of the spike protein and show combinatorial activity against multiple strains of SARS-CoV-2.

“IMM-BCP-01 continues to demonstrate its broad neutralizing activity against emerging SARS-CoV-2 variants in preclinical testing, most recently against the Lambda and Delta plus variants. While the Delta lineage is the dominant strain in the U.S., the Lambda variant is rapidly spreading through South America, and is a designated variant of interest by World Health Organization (WHO). IMM-BCP-01 was designed to be resistant to SARS-CoV-2 variants, and we are delighted that our approach continues to be supported by our preclinical data,” said Purnanand Sarma, PhD, President & CEO of Immunome. “These results give us further confidence that IMM-BCP-01 will be critical in the ongoing fight against SARS-CoV-2. IMM-BCP-01 has already been shown to neutralize all other current Center for Disease Control (CDC) variants of concern in pre-clinical testing.”

This project was funded by the U.S. Department of Defense (DOD) Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense’s (JPEO-CBRND) Joint Project Manager for Chemical, Biological, Radiological and Nuclear Medical (JPEO-CBRN Medical), in collaboration with the Defense Health Agency (DHA).

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics that are designed to change the way diseases are treated. The company’s initial focus is developing therapeutics to treat oncology and infectious diseases, including COVID-19. Immunome’s proprietary discovery engine identifies novel therapeutic antibodies and their targets by leveraging the highly educated components of the immune system, memory B cells, from patients whose bodies have learned to fight off their disease. For more information, please visit www.immunome.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Immunome’s beliefs and expectations regarding the advancement of its COVID-19 therapeutic antibody programs, execution of its regulatory, clinical and strategic plans, anticipated upcoming milestones for IMM-BCP-01, including expectations regarding therapeutic potential and benefits thereof. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones; Immunome’s ability to execute on its strategy with respect to its R&D efforts, IND submissions and other regulatory filings, timing of these filings and governmental authority feedback regarding the same, initiation of clinical studies and other anticipated milestones as and when anticipated; the effectiveness of Immunome’s product candidates, including the possibility that further preclinical data and any clinical trial data may be inconsistent with the data used for advancing the product candidates; Immunome’s ability to fund operations; Immunome’s reliance on vendors; the competitive landscape; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 25, 2021, and elsewhere in Immunome’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Immunome Contact

Corleen Roche

Chief Financial Officer

Immunome, Inc.

investors@immunome.com

Investor Contact

Laurence Watts

Managing Director

Gilmartin, LLC

laurence@gilmartinir.com

Immunome Media Contact

Megan McGrath or Nick Chang

MacDougall

781-235-3060

mmcgrath@macbiocom.com or nchang@macbiocom.com